UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2019

PRINCIPIA BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38653	26-3487603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East Grand Avenue, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 416-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The applicable information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 19, 2019, Srinivas Akkaraju, M.D., Ph.D., informed Principia Biopharma Inc. (the “Company”) that he does not intend to stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Dr. Akkaraju’s intent not to stand for reelection to the Board is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and the Board may determine to accelerate the vesting of a portion or all of the shares that remain unvested under Dr. Akkaraju’s option grants.

(c)

On April 16, 2019, upon recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board appointed Martin Babler as President of the Company, effective immediately. Mr. Babler will also continue to serve as Chief Executive Officer.

Mr. Babler, age 54, has served as our Chief Executive Officer since April 2011. From December 2007 to April 2011, Mr. Babler served as President and Chief Executive Officer of Talima Therapeutics, Inc., a pharmaceutical company. From 1998 to 2007, Mr. Babler held several positions at Genentech, Inc., a biopharmaceutical company, most notably as Vice President, Immunology Sales and Marketing. While at Genentech he also helped to build and lead the Commercial Development organization and led the Cardiovascular Marketing organization. From 1991 to 1998, Mr. Babler was employed at Eli Lilly and Company, a pharmaceutical company, in positions focused on sales, sales management, global marketing and business development. Mr. Babler presently serves on the Emerging Companies Section and Health Section Governing Boards of the Biotechnology Innovation Organization, or BIO, and was a board member of ZS Pharma, Inc., a biotechnology company, until its sale to AstraZeneca Inc., a pharmaceutical company. Mr. Babler holds a Swiss Federal Diploma in pharmacy from the Federal Institute of Technology in Zurich and completed the Executive Development Program at the Kellogg Graduate School of Management at Northwestern University.

There is no arrangement or understanding between Mr. Babler and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Babler and any of the Company’s other directors or executive officers.

(d)

On April 16, 2019, the Board appointed Shao-Lee Lin, M.D., Ph.D., as a Class I director of the Company, with a term of office expiring at the 2019 Annual Meeting. Concurrent with her appointment to the Board, Dr. Lin was also appointed to serve as a member of the Nominating and Corporate Governance Committee. Dr. Akkaraju and Alan Colowick, M.D., M.P.H. will continue as members of the Nominating and Corporate Governance Committee, with Dr. Akkaraju stepping down at the 2019 Annual Meeting.

Dr. Lin will receive compensation as a non-employee director of the Company as follows: (a) an annual retainer of $36,500 for service on the Board; (b) an annual retainer of $4,000 for service on the Nominating and Corporate Governance Committee; (c) an initial stock option grant to purchase 20,475 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the trading date immediately preceding the date of grant, and which will vest in equal monthly installments over three years following the date of grant and will vest in full in the event of a change in control (as defined in the Company’s 2018 Equity Incentive Plan), provided that she is continuing to provide service on the applicable vesting date; and (d) each year an annual stock option grant to purchase 10,240 shares of the Company’s common stock, with an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the trading date immediately preceding the date of grant, which grant will vest in equal monthly installments over a one-year period such that the option is fully vested on the date that is 12 months after the grant date, provided that she is continuing to provide service on the applicable vesting date. Dr. Lin has also entered into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Lin and any other person pursuant to which she was selected as a director.

Item 8.01.	Other Events.

On December 19, 2018, the Delaware Chancery Court issued an opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating provisions in the certificates of incorporation of Delaware companies that purport to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act of 1933, as amended. The Delaware Chancery Court held that a Delaware corporation can only use its constitutive documents to bind a plaintiff to a particular forum where the claim involves rights or relationships established by or under Delaware’s corporate law.

Article VII of the Certificate of Incorporation, as corrected (the “Charter”), of the Company contains a similar federal forum selection provision. As such, and in light of the recent Sciabacucchi decision, the Company does not currently intend to enforce the foregoing federal forum selection provision unless the Sciabacucchi decision is reversed on appeal. If the decision is not appealed or if the Delaware Supreme Court affirms the Delaware Chancery Court’s decision, then the Company will seek approval by its stockholders to amend the Charter at its next regularly-scheduled annual meeting of stockholders to remove the invalid provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPIA BIOPHARMA INC.

By:	/s/ Christopher Y. Chai
Christopher Y. Chai
Chief Financial Officer

Dated: April 22, 2019